Exhibit (c)(11)

INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Board Discussion Materials Prepared for Project Padlock ·——————-1 I Preliminary Highly Confidential Draft 1 Strictly Private and Confidential : Subject to Material Change and : March 17, 2022 1 Revisions I &....——————-

Broad Process Conducted Over the Last INVESTMENT BANKING I 8 Weeks DIVISION ‘WLINCOLN INTERNATIO NAL Broad Outreach Key Feedback Themes ~—————————————- 1 • Complexity of the business I ./ 19 Financial Sponsors I ./ 5 Strategies • Attractiveness of GTS and opportunity in technology • 17 management meetings • Broad concerns on distribution pressures and impact of consolidation and dependence on the Big 4 • 23 dataroom files shared, including financial supplement package • Capacity constraints at private equity firms •—75 diligence questions answered from 6 parties • CD&R objectives unclear

Summary of Project Padlock Process INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Illustrative Summary 24 17 Contacted Declined to Engage Received MP Declined to Bid Bids Submitted—Sponsors—Strategies Received feedback from all parties contacted in the process;-formal proposal expected on by end of week

Buyer Feedback has Focused on Consistent INVESTMENT BANKING I Themes DIVISION ‘WLINCOLN INTERNATIO NAL • Much more complexity to the business • SOTP value unlock opportunity • Distribution fundamentals need further exploration • GTS capabilities are unique and well positioned • CD&R objectives and interest • Enthusiasm for capabilities • Understand value proposition and growth opportunity • Consistent focus on SOTP unlock and ability to focus strategic interest only on technology • Concerns on stability and sustainability of distribution and reliance on the Big 4, ability of the Big 4 to go around distribution and continued margin pressure • Channel checks support Padlock as the best of distributors, just question the business model on a fundamental basis • Positive commentary on management and the evolution of the business Management & Integration • Proof points and ongoing business performance are a testament to the integration and value proposition • Impact of corporate consolidation on margins Business Model & Financial Focus • Next level of diligence focused on trends by customer and SKU

Overview of Engagement to Date INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Framework of Potential Proposal • Robust engagement driven by CEO and • Value on GTS only executive leadership • Focus on value of business within- • Indicated EV of $1.6 -1.8 billion—Engaged financial advisors who are Implied 17.6—19.8x 2022E EBITDA in frequent dialogue Multiple (Assumes $91 M of EBITDA<2>) • • Pair a GTS acquisition with an enhanced agreement with distribution—GTS revenue of $897mm, EBITDA of • Longer duration, attractive economics and $84mm<1> potential other avenues to increase value • Have reaffirmed the strength of their • Open to the structure that facilitates control of interest and focus on a “highly constructive” valuation on GTS PIMS • Understand it may require initial ownership of a private equity firm with a put I call option • Alignment on potential corporate expense savings likely to be a key driver • Critical there is trust and alignment with that partner on critical business operations and pathway to separation Initial value indication provided on Tuesday, March 15th, 2022 Expect-formal proposal with additional clarity on details by Friday, March 18th, 2022 Source.· Management Projections as of March 2022 (“Management Projections”). 41 (1) GTS Financials based on FY22E and post-corporate allocation, not including any pro forma corporate cost savings. (2) Represents GTS EBITDA including International technology EBITDA contribution and illustrative $30M of corporate expenses.

Volatility, Rising Rates and Inflation Have INVESTMENT BANKING I Impacted Market Since Last Board Meeting DIVISION ‘WLINCOLN IN TERNATIO NAL Changes Since Last Board Meeting Key Themes Driving the Market (10.3)% (10.2)% • The equity market has declined -10% since December 2021 due to geopolitical concerns and other macro headwinds 4,204 $16.59 • Equity markets have experienced significant volatility in 2022 YTD, as the VIX is +79% for the 7-Dec-21 11-Mar-22 7-Dec-21 11-Mar-22 S&P 500 S&P 500 CVET CVET period Price Performance since 08131121: S&P 500.· (70)% I CVET. (26.6)% • US Interest rates have increased in the past few +168 bps 1-———-.+ months, and despite geopolitical tension caused by Russia-Ukraine conflict, rates are projected to 5.09% continue to increase as inflation concerns loom 3.41% • New issuance remains light amidst market volatility—Feb 28 to Mar 11 was the first two-week period without an I PO (outside of vacation 7-Dec-21 11-Mar-22 slowdowns) since the financial crisis +30.7% 130.7 • Macro headwinds have depressed valuations, as 100.0 the S&P 500 EV/EBITDA multiple is down 1.6x since December 7, 2021 7-Dec-21 11-Mar-22 Source.· Capitai/Q, IBES as of 11-Mar-2022

Summary of Current Status and Potential Next INVESTMENT BANKING I Steps DIVISION ‘WLINCOLN INTERNATIO NAL Process to Date Key Questions • Undergone broad outreach to a range of potential • Process timing parties—Open to a prolonged next round • Have received consistent feedback •—engagement with multiple sponsors—Concerns on distribution—Balance deal creativity with appropriate use of•—Enthusiasm for GTS upside resources • Financial sponsors that are still engaged are cautious—Ensure relationship is strengthened through process on a pathway to a successful transaction • Risk of not reaching a successful outcome—Conservative on value—Balance business disruption with value optimization—Understand the next round of diligence could take several months • Considerations on separation alternatives—Attractive economic deal with- core to the • Likely requirement to share manufacturer-specific thesis margin detail and historical margin and sales trends •—is highly engaged and focused on a successful outcome

Framing the Paths Forward INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL covetrus I I ¥ a a Standalone Pathway Break Up business • Potential to identify value • Business plan for significant growth • Potential to capture sum-of-the-part maximizing option already in place discount and/or synergies • Gain clarity of real value attributed • Early success in implementation of • Allows each business to be more by third party plan focused • Simplify equity story • Time requirement I management • Impact of market volatility on ability • Tax leakage on separation distraction to execute • Very long carve-out process that • Current process has yielded limited • CD&R overhang on equity story will distract management results could turn into headwind upon decision to sell-down • Find a buyer willing to share upside • Complicated story for public market investors • Public market expectations limit long term value creation

0 Key Considerations for Continuing the Process INvEsTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Key Process Considerations Key Questions • Importance of keeping momentum and moving • Provide GTS valuation framework quickly and ask for updated perspective on value • If threshold is met, engage • Complexity of potential transaction structure expeditiously to maintain with multi-party negotiation momentum and reach alignment • Set optimal calendar for execution of a definitive agreement • Involvement and engagement of our largest • Strategies: customer • Sponsors Interested in Tech:- • Pathways to maximize value for distribution • Go back to distribution companies and see if there’s interest in • Threshold price for a change of control distribution only transaction • Additional sponsors with potential interest in distribution— sl

O lllustrative Present Value of Future Share Price I INVESTMENT BANKING Analysis DIVISION ‘WLINCOLN NTM EV I EBITDA Multiple Method 1 ($ in millions, except per share data) INTERNATIO NAL ,—————-, Illustrative FSP Analysis PVFSP at Year End 2023 : Illustrative : I NTM EV I EBITDA I I .... __________ , I NTM EBITDA Multiple .... 14.0x -ll- 13.0x 11.0 X 12.0 X 13.0 X 14.0 X -ll- 12.0x -ll- 11.0x 85.0% $ 17.41 $ 19.30 $ 21.18 $ 23.07 C1) c:: “‘a..c::- 0 “’ Current CVETNTM ecn 100.0% $21.07 $23.30 $25.52 $ 27.74 EBITDA 0.5 Multiple: ‘t: “’ C1) en 11.5x Q.<( $24.74 $27.30 $29.85 $ 32.41 115.0% Current FYE 2022 FYE 2023 FYE 2024 NTM EBITDA $349 $397 $459 PVFSP at Year End 2024 Illustrative 12.0 X 12.0 X 12.0 X NTM EBITDA Multiple NTM EBITDA Multi~le Implied Future EV $4,193 $4,763 $ 5,512 11.0 X 12.0 X 13.0 X 14.0 X (-) Net Debt (748) (618) (471) Implied Future Equity Value $3,445 $4,145 $5,041 C1) c:: 85.0% $ 19.25 $ 21.20 $ 23.16 $ 25.12 FDSO 142.5 142.6 142.7 c::- 0 “’ Implied Future Stock Price $24.18 $29.07 $35.33 e- “‘a.. ... If) 100.0% $23.05 $25.35 $27.65 $ 29.95 Present Value of Future 0.5 1 $21.65 $23.30 $25.35 Stock Price ‘t:C1) “’ en Q.<( $26.85 $ 29.49 $ 32.14 $ 34.79 % Premium to Current 30.5% 40.4% 52.8% 115.0% Source. Management Projections. Market data as of 11-Mar-2022. Valuation date of 31-Dec-2021. Note. Analysis assumes NTM EV/EBITDA multiple applied to forward year EBITDA and utilizes projected net debt per management projections. Red circles are meant to highlight corresponding numbers across various tables. t Future stock price discounted back to today utilizing an illustrative 11. 7% cost of equity.

0 Sensitivity Analysis—Future Share Price INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Scenarios Considered Impact to FYE 2023 Future Share Price I ($0.50) : $0.51 I 1-———————————-1 I I I ($3.06) $3.06 I I r , I I ($0.23) I I $0.23 I I L J r-——-, I I ($0.82) I I $0.82 I I L.— __ .... Base Case: $23.30 Source. Management Projections. Note. Base case assumes 12.0x NTM EBITDA, FY24E EBITDA of $397mm, and net debt of $618mm.

8 Illustrative Returns Analyses I INVESTMENT BANKING ($ in millions, except per share data) DIVISION ‘WLINCOLN INTERNATIO NAL Implied CVET Price Per Share at Entry- Ability to Pay Sensitivities—Accelerated Adjusted Corp Cost Savings Structurel1l Accelerated Adjusted Corp Cost Savings Structurel1l Implied WholeCo CVET Entry Share Price NTM Distribution Adj. EBITDA Multiple 10.0 X 2025E EBITDA: $376M Target MOIC 2.00x 2.25x 2.50x 2025E Distribution Adj. EBITDA $376 Memo: ‘22-‘25E Distribution Adj. EBITDA CAGR Pre I Post Corp: 14% I 19% NTM 9.0x $ 25.11 $24.12 $ 23.33 Distribution 10.0x $ 26.43 $25.29 $ 24.38 Implied Distribution Enterprise Value $3,763 Adj. EBITDA Multiple 11.0x $27.74 $26.46 $ 25.43 (-) Net Debt (2024E) $(831) Implied WholeCo CVET Entry Share Price Implied Exit Distribution Equity Value $2,932 2025E EBITDA: $376M Illustrative GTS Value at Entry $ 1 800 $ 2 000 $ 2 200 Target MOIC 2.0 X NTM 9.0x $23.71 $25.11 $ 26.51 Implied Entry Distribution Equity Value $1,466 Distribution Adj. EBITDA 10.0x $25.03 $26.43 $ 27.82 Multiple 11.0x $26.34 $27.74 $ 29.14 (+) Distribution Debt at Entry (Source of Funds) $1,164 (J) $2,630 Ability to Pay Sensitivities—Implied Entry Distribution Enterprise Value Implied 2022E EBITDA multiple (Pre-Corp) 9.5 X Base Corp Cost Savings Structurel2l Implied 2022E EBITDA multiple (Post-Corp) 11.9 X Implied WholeCo CVET Entry Share Price 2025E EBITDA: $321M Target MOIC Illustrative GTS Value at Entry $2,000 2.00x 2.25x 2.50x NTM 9.0x $23.20 $22.42 $ 21.80 Distribution WholeCo Enterprise Value at Entry $4,630 10.0x $24.33 $23.42 $ 22.70 Adj. EBITDA (-) WholeCo Net Debt at Entry $(863) Multiple 11.0x $ 25.45 $24.42 $ 23.60 WholeCo Equity Value at Entry $3,767 Implied WholeCo CVET Entry Share Price Illustrative GTS Value at Entry Shares Outstanding 142.54 2025E EBITDA: $321M $ 1 800 $ 2 000 $ 2 200 Implied CVET Price Per Share at Entry $26.43 NTM 9.0x $ 21.81 $23.20 $ 24.60 Distribution Adj. EBITDA 10.0x $22.93 $24.33 $ 25.72 Multiple 11.0x $24.05 $25.45 $ 26.85 Source. Management Projections, Company filmgs, CapttaiiQ market data as of 11-Mar-2022. (1) Assumes $2,000M GTS extt value and 2.00x MOIC for Dtstnbutton extt. Corporate cost 11 1 allocation to Distribution business of $56M in 2022E (net of corporate cost savings allocated based on EBITDA contribution), reducing to $35M by 2024E (2) Assumes $2,000M GTS exit value and 2.00x MOIC for Distribution exit. Projected WholeCo corporate costs allocated to Distribution based on EBITDA contribution, pro forma for take-private cost savings of -$30M in each year. (3) Assumes 6.00x 2021 PF Adj. EBITDA which includes -$66M of allocated gross corporate costs, and -$21M of allocated pro forma corporate cost savings.

8 Overview of Covetrus’ Current Segments INVESTMENT BANKING I DIVISION ($ in millions, except per share data) ‘WLINCOLN INTERN ATIO NAL 21-25 Segment Overview (Management Projections) CAGR Illustrative Pre-Tax Enterprise Value (2022 Basis) $6,233 $ 4,575 Distribution EV I EBITDA 8.0 X 9.0 X 10.0 X 11.0 X 2021 2025 18.0 X $ 3,126 $ 3,327 $3,528 $ 3,729 • Distribution Revenue • GTS Revenue 20.0 X $ 3,295 $ 3,496 $3,697 $3,898 $ 459 @3) 22.0 X $ 3,464 $ 3,665 $ 3,866 $ 4,067 $ 244 ~ 24.0 X $ 3,633 $ 3,834 $4,035 $ 4,236 2021 2025 • Distribution EBITDA • GTS EBITDA Peer Trading (2022) Illustrative Pre-Tax Value per Share (2022 Basis) (EV I Distribution EV I EBITOA Peer Universe 2022E EBITDA) 8.0 X 9.0 X 10.0 X 11.0 X ))] “‘r AAI~t:II~Uiv!VB~y~r M5KESSON Car’dinaiHeallh 11.0x<1l 10.8x <1> 8.4x<1> 18.0 X $ 15.73 $ 17.14 $ 18.55 $ 19.96 Distribution !DU~);QS ~.. ~ l.:?x~·~~‘1 — 12.9x 10.4X 11.8X 20.0 X $ 16.91 $ 18.32 $ 19.73 $ 21.14 CHI¥NGE evo!re~o· @‘cerner R1 10.4x 32.4x 12.1X 21 ax< 2l 22.0 X $ 18.10 $ 19.51 $20.92 $22.33 Health Equity IQVIA ,, signifyhealth. 18.9x 13.3x 15.5x 24.0 X $ 19.28 $ 20.69 $22.10 $ 23.51 Source: Capitai/Q, IBES as of 11-Mar-2022. Note.· Standalone segment-/eve/ EBITDA burdened by incremental corporate costs allocated based on EBITDA Contribution. (1) Multiples adjusted for 121 opioid-related liabilities. (2) Pro forma for C/oudmed acquisition.

8 Illustrative SOTP Analysis I INVESTMENT BANKING DIVISION ($ in billions, except per share data) ‘WLINCOLN INTERNATIO NAL Illustrative SOTP Analysis Implied Share Price: $15.74—$23.51 Midpoint: $19.64 Current 2022E EV I EBITDA< 11: 11.8 X Current Share Price: $16.59 $ 2.0 $ 4.2 r-————., 1-————-I I I I $3.3 $ 0.9 1-————-I $ 2.2 $ 1.5 I I $ 2.4 ,————-1 I $ 2.2 Distribution GTS SOTP Implied EV Net Debt SOTP Implied Current Equity Value r-————, Equity Value SOTP Implied 2022E EBITDA Multiple 2022E EBITDA2 $201 $84 $285 SOTP Implied Premium: (5.2)%—41.7% 2022E EBITDA _________ ! Multiple Range 8.0x—11.0x 18.0x—24.0x 11.0x -14.8x I Implied EV I 2022E Rev: 1. 7x- 2.3x Source.· Management Projections, Company filings, Cap/Q, market data as of 11-Mar-2022. Note.· Distribution and GTS level enterprise values derived by applying the stated 2022E multiples to the 2022E metric for each segment. 1 Represents street estimates for 2022E EBITDA. 2 Standalone segment-level EBITDA burdened by incremental Corporate costs of $109 million allocated based on EBITDA Contribution, based on management estimates for 2022E EBITDA.

8 Limited Ability to Unlock SOTP Value Given INVESTMENT BANKING I High Friction Cost DIVISION ~WuNcoLN ($ per share) INTERNATIO NAL Illustrative Value Creation From Sale @ 30x 2022 EBITDA Sensitivity Analysis: 0 Headline Tech Multiple 25.0 X 30.0 X 35.0 X 0 Net Tech Multiple 19.6 X 23.4 X 27.1 X e Net Value Uplift ($0.23) $1.38 $4.19 Value Uplift: +$1.38 per Share $5.31 ($3.93 ) $24.95 $21.01 $19.64 SOTP Midpoint Pre-Tax Uplift From Sale Pre-Tax SOTP Value Tax Leakage Post-Tax SOTP Multiples (2022E Basis) GTS Distribution Blended Source. Management Projections Note. Standalone segment-level EBITDA burdened by incremental Corporate costs allocated based on EBITDA. Assumes $292M tax basis for GTS, and 25% tax rate.

8 Key Considerations for a Divestiture Decision INVESTMENT BANKING I DIVISION Impact on Organization, Tax Leakage and Timing ‘WLINCOLN INTERNATIO NAL 0 0 ~ ~ Carve-out Sale of GTS Taxable Spin of Distribution + GTS Sale • Covetrus executes taxable spin of 100% of • Covetrus carves out its GTS business Distribution to its own shareholders • GTS business is sold for cash to third party • Simultaneously, GTS business is sold for cash to third party Medium I High Very High Requires preparation of carve-out financials Requires preparation and approval of SEC and separation of existing businesses Form 10 and full carve-out of business Business disruption associated with carve out Business disruption associated with carve out of a segment of a segment High Moderate Transaction triggers taxable gain for Covetrus Transaction triggers taxable gain for Covetrus above GTS basis of -$292 million above Distribution basis of -$700 million -6 months (buyer-dependent) -12 months (buyer-dependent) Completion of carve-out, preparation of Business and financial carve-out, preparation financials and regulatory approvals of SEC filings and regulatory approvals

INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL • Supplemental Materials

Analysis of Standalone Business at I INVESTMENT BANKING Various Prices DIVISION ‘WLINCOLN ($ in millions, except per share data) INTERNATIO NAL Current lllutrative Transaction Price $ 16.59 $ 20.00 $ 22.00 $ 24.00 $ 26.00 Implied Premium Analysis Metric Premium to Current Share Price $ 16.59 0.0% 20.6% 32.6% 44.7% 56.7 % Premium to 30-Day VW AP $ 17.68 (6.2)% 13.1% 24.4% 35.7% 47.1 % Premium to 90-Day VW AP $ 17.90 (7.3)% 11.7% 22.9% 34.1% 45.3 % Premium to 180-Day VW AP $ 18.48 (10.2)% 8.2% 19.0% 29.9% 40.7 % Premium to 360-Day VW AP $ 21.87 (24.1)% (8.6)% 0.6% 9.7% 18.9 % Transaction Value Build / lm!;!lied Multi!;!les FDSO 142.2 142.6 142.7 142.8 142.9 Implied Equity Value $ 2,360 $ 2,851 $ 3,140 $ 3,428 $ 3,716 Current Net Debt 886 886 886 886 886 Implied Transaction Value $ 3,246 $ 3,737 $ 4,026 $ 4,314 $ 4,602 Street Estimates: 2021 Adj. EBITDA $ 244 13.3 X 15.3 X 16.5 X 17.7 X 18.9 X 2022 Adj. EBITDA $ 275 11.8 X 13.6 X 14.7 X 15.7 X 16.8 X 2023 Adj. EBITDA $ 310 10.5 X 12.1 X 13.0 X 13.9 X 14.8 X Management Estimates: 2021 Adj. EBITDA $ 244 13.3 X 15.3 X 16.5 X 17.7 X 18.9 X 2022 Adj. EBITDA $ 285 11.4 X 13.1 X 14.1 X 15.1 X 16.1 X 2023 Adj. EBITDA $ 349 9.3 X 10.7 X 11.5 X 12.3 X 13.2 X 1 $ 273 2021 PF Adj. EBITDA (Take-Private) ( ) 11.9 X 13.7 X 14.8 X 15.8 X 16.9 X 1 $ 315 10.3 2022 PF Adj. EBITDA (Take-Private) ( l X 11.9 X 12.8 X 13.7 X 14.6 X 1 $ 380 2023 PF Adj. EBITDA (Take-Private l( l 8.6 X 9.8 X 10.6 X 11.4 X 12.1 X Source. Management Projections and Market data as of 11-Mar-2022. 1 Take-private EBITDA represents -$30 million of annual cost savings.

INVESTMENT BANKING DIVISION

Goldman Sachs

LINCOLN INTERNATIONAL

Summary of Financial Analyses

($ Represents Implied CVET Share Price)


Current CVET Share Price
(03/11/22): $16.59
For Reference
Financial Analyses
6-Month Trading Range
$ 15.71
$ 21.34
Midpoint: $18.53
Wall Street Analyst Price Targets
$ 18.00
$ 27.00
Midpoint: $22.50
PVFSP Analysis
$ 19.46
$ 29.95
Midpoint: $24.71
Discounted Cash Flow Analysis
$ 14.84
$ 27.47
Midpoint: $21.16

Key Commentary

- 6-month trading range between $15.71 and $21.34

- Analyst price target range of $18 - $27 per share based on five price targets
- Median price target of $23 per share

- Assumes EV / NTM EBITDA multiple range between 11.0 – 14.0x
- Assumes cost of equity of 11.7%

- Projected financials through 2028
- Assumes WACC b/w 8.50% - 11.00%
- Assumes perp. growth of 2.0 – 3.0%

Source: Management Projections and Market data as of 11-Mar-2022.

18

Goldman Sachs
LINCOLN INTERNATIONAL
INVESTMENT BANKING DIVISION

Operational Peer Benchmarking

Management Projections

2021E – 2023E Revenue Growth


5.7 %
18.5 %
7.9 %
4.5 %
8.6 %
7.4 %
10.9 %
CVET Distribu ion
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

2021E – 2023E EBITDA Growth[1]


18.3 %
25.3 %
19.8 %
5.3 %
11.6 %
7.4 %
32.6 %
CVET Distribution
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

2022 Gross Margin


16.5 %
33.9 %
19.7 %
8.0 %
38.9 %
58.5 %
27.7 %
CVET Distribu ion
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

2022 EBITDA Margin[1]


6.0 %
13.0 %
5.8 %
3.3 %
23.6 %
23.3 %
6.1 %
CVET Distribution
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

Source: CVET based on management projections, peers based on IBES estimates as of 11-Mar-2022
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare, Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health. [1]Covetrus business units EBITDA burdened by corporate cost and contingency based on revenue contribution.

19

Goldman Sachs

LINCOLN INTERNATIONAL

Valuation Peer Benchmarking

Street Consensus

INVESTMENT BANKING DIVISION

EV / 2022E EBITDA


11.8 x
10.9 x
15.5 x
17.1 x
62.6 x
CVET
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

	CVET	Distribution	Profitable HCIT	Companion Animal Health	Animal Health E-Commerce Solutions
07-Dec-2021	12.8x	8.8x	17.2x	16.5x	43.1x

EV / 2023E EBITDA


10.5 x
10.5 x
13.9 x
15.3 x
34.3 x
CVET
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

	CVET	Distribution	Profitable HCIT	Companion Animal Health	Animal Health E-Commerce Solutions
07-Dec-2021	11.3x	8.2x	13.8x	14.7x	28.9x

Source: CVET and peers based on IBES estimates as of 11-Mar-2022
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare, Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health.

20

Covetrus Multiple Has Recently Contracted INVESTMENT BANKING I DIVISION Since All-Time High Levels Achieved in Early ‘21 ‘WLINCOLN INTERN ATIO NA L NTM EV I EBITDA 40x 07-Dec-2021 ll Since Average 2Y 1Y 1M 07-Dec-2021 High Low Covetrus 16.0 X 15.1 X 12.0 X (1.2)x 24.4 X 8.4 X Distribution’ 8.7 8.9 9.4 0.8 10.4 6.7 •43.3x Current Animal Health Companion Animal Health3 20.5 22.1 18.8 (4.0) 24.5 11.6 E-Commerce Solutions 9.2 Multiple2 01 30x Profitable liCIT 15.1 11A 15.8 3.8 19.5 S&P 500 15.3 15.6 14.2 (1.6) 16.7 10.2 Q. E ::J :E ~ 0 1- m w -g 20x .r::- Cl ~ Ql E ~ 13.9 X :E ,..~”‘11.5x 1- z 10x 9.5x Ox Feb-2019 Aug-2019 Feb-2020 Aug-2020 Feb-2021 Sep-2021 Mar-2022—covetrus—Distribution’—companion Animal Health3—Profitable HCIP—High Growth HCIT—s&P 500 Source.· Bloomberg, CIQ and IBES, as of 11-Mar-2022. ‘Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. ‘E-Commerce Solutions includes Chewy and PetMed Express. •companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. ‘Profitable HCIT includes lnvovalon, Evolent, Gerner, Change Healthcare, Health Equity, R1, IQVIA, and Si ni Health.

Profitable HCIT Valuation Benchmarking INVESTMENT BANKING I ($ in millions) DIVISION ‘WLINCOLN INTERNATIO NAL EV I 2022E EBITDA 32.4 X 21.8 X 18.9 X r-- Median: 15.5 x 15.5 X 1- 13.3 X—12.1 X r-- 10.4 X evolento · Q..Cerner· CHL¥NGE covetrus R1, IQV IA ¥‘ signifyhealth HEALTH HEALTHCARE GTS 1 2 EV $2,728 $ 12,872( ) $4,774 $ 52,079 $2,870 $ 24,834( ) $ 11,869 1 YoY Rev Growth<3J 18.4% 14.8%( ) 7.8% 10.0% 19.8% 5.5% 5.8% 18.0% 22 Gross Margin 28.2% 23.5% 56.7% 34.4% 48.7% 83.1% 60.7% 33.9 % YoY EBITDA 1 34.0% 19.0%( ) 15.8% 11.5% 27.5% 6.5% 8.2% 30.7 % Growth< 3> 22 EBITDA Margin 7.3% 27.7%(1) 30.9% 22.7% 22.5% 33.8% 31.5% 13.0% 7-Dec-21 EV / 2022E EBITDA Multiple 32.4 X 19.2 X 13.6 X 18.9 X 17.2 X 11.1 X 9.4 X Source.·JBES estimates as of 11-Mar-2022, management projections. (1) Pro forma for C/oudmed acquisition (2) Unaffected EV as of 1211612021. (3) Reflects CY 2022E—CY 2023E growth.

Valuation Peer Benchmarking

Street Consensus

INVESTMENT BANKING DIVISION

EV / 2022E EBITDA



11.8 x
12.9 x
11.8 x
11.0 x
10.8 x
10.4 x
8.4 x
110.8 x
14.3 x
44.4 x
36.9 x
25.0 x
18.6 x
15.7 x
13.9 x
13.4 x
9.5 x
32.4 x
21.8 x
18.9 x
15.5 x
13.3 x
12.1 x
10.4 x
covetrus
McKESSON
PATTERSON
chewy
1-800-PetMeds
HESKA
IDEXX
zoetis
Dechra
Elanco
Virbac
vetoquinol
Phibro
evolent
R1
IQVIA
signifyhealth
Cerner
CHANGE HEALTHCARE

Source: CVET and peers based on IBES estimates as of 11-Mar-2022
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare, Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health.

23

INVESTMENT BANKING DIVISION

Valuation Peer Benchmarking

Street Consensus

EV / 2023E EBITDA



54.6 x
32.6 x
31.1 x
24.2 x
22.7 x
18.3 x
17.0 x
16.3 x
13.9 x
13.9 x
13.6 x
12.6 x
12.5 x
11.5 x
11.3 x
11.3 x
10.6 x
10.5 x
10.4 x
10.4 x
9.7 x
9.6 x
8.7 x
7.8 x
covetrus
Henry Schein
MCKESSON
PATTERSON
chewy
1-800-PetMeds
IDEXX
HESKA
zoetis
Dechra
Elanco
Virbac
Vetoquinol
Phibro
evolent
R1
IQVIA
Cerner
signifyhealth
CHANGE HEALTHCARE

Source: CVET and peers based on IBES estimates as of 11-Mar-2022

Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express; Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare, Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health.

24

MWI’s Pre-Transaction Trading Levels and I INVESTMENT BANKING Historical Premium to Distributors DIVISION ‘WLINCOLN INTERNATIO NAL NTM EV I EBITDA CVET Current NTM Ave rase 5Y 3Y 2Y 1Y 20x EV/EBITDA: MWI 12.8 X 14.1 X 14.8 X 14.6 X 11.4 X Distributors· 7.8 8.3 9.2 9.8 Premium 5.0 5.8 5.6 4.8 ~ 16x 15.9 X :;:; 3 Distributors ::E Current NTM (3 1::: EV/EBITDA: al 9.5x ~ 12x .t:! Cl ~ 10.4 X Q) E i7 Sx Implied ::E 1- z CVET Premium to Distributors: 1.9x 4x Ox Jan-2010 Jan-2011 Jan-2012 Jan-2013 Jan-2014 Jan-2015—MWI—Distributors• Source. Bloomberg, IBES, as of 11-Mar-2022 1Distrubutors includes ABC, CAH, and MCK. Note. Above metrics as of undisturbed date of 12-Jan-2015

INVESTMENT BANKING DIVISION

CVET Financial Overview
($ in millions)

Revenue


$ 4,336
$ 4,575
$ 4,916
$ 5,330
$ 5,775
$ 6,233
$ 6,600
$ 6,918
$ 7,208
2020
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E

	2020	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Rev % Growth		*5.5%*	*7.5%*	*8.4%*	*8.4%*	*7.9%*	*5.9%*	*4.8%*	*4.2%*

Adj. EBITDA


$ 226
$ 244
$ 285
$ 349
$ 397
$ 459
$ 500
$ 542
$ 584
2020
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E

	2020	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
% Margin	*5.2%*	*5.3%*	*5.8%*	*6.5%*	*6.9%*	*7.4%*	*7.6%*	*7.8%*	*7.9%*

Source: Management Projections.

26

Goldman Sachs

Illustrative Discounted Cash Flow Analysis

($ in millions, except per share data)

INVESTMENT BANKING DIVISION

LINCOLN INTERNATIONAL

Illustrative Unlevered Free Cash Flow

	2022E	2023E	2024E	2025E	2026E	2027E	2028E	Terminal
Total Sales	$ 4,916	$ 5,330	$ 5,775	$ 6,233	$ 6,600	$ 6,918	$ 7,208	$ 7,208
Rev % Growth	7.5 %	8.4 %	8.4 %	7.9 %	5.9 %	4.8 %	4.2 %	
Total Adj. EBITDA	$ 285	$ 349	$ 397	$ 459	$ 500	$ 537	$ 570	$ 570
% Margin	5.8 %	6.6 %	6.9 %	7.4 %	7.6 %	7.8 %	7.9 %	7.9 %
D&A	$(177)	$(192)	$(209)	$(227)	$(250)	$(262)	$(273)	$(112)
% of Sales	(3.6)%	(3.6)%	(3.6)%	(3.6)%	(3.8)%	(3.8)%	(3.8)%	
EBIT	$ 108	$ 157	$ 188	$ 233	$ 250	$ 274	$ 297	$ 458
% Margin	2.2 %	2.9 %	3.3 %	3.7 %	3.8 %	4.0 %	4.1 %	6.4 %
(-) Tax	$(27)	$(39)	$(47)	$(58)	$(62)	$(69)	$(74)	$(114)
Tax Rate	25.0 %	25.0 %	25.0 %	25.0 %	25.0 %	25.0 %	25.0 %	25.0 %
NOPAT	$ 81	$ 118	$ 141	$ 175	$ 187	$ 206	$ 223	$ 343
(+) D&A	$ 177	$ 192	$ 209	$ 227	$ 250	$ 262	$ 273	112
(-) Δ in NWC	(46)	(49)	(56)	(57)	(58)	(42)	(38)	(19)
(-) Capex	(75)	(86)	(97)	(97)	(102)	(107)	(112)	(112)
Unlevered Free Cash Flow	$ 137	$ 175	$ 197	$ 247	$ 278	$ 319	$ 345	$ 324

Implied Equity Value

WACC	PGR 2.0 %	PGR 2.5 %	PGR 3.0 %
8.50 %	$ 3,338	$ 3,603	$ 3,917
9.75 %	$ 2,624	$ 2,796	$ 2,995
11.00 %	$ 2,109	$ 2,228	$ 2,363

Implied Share Price

WACC	PGR 2.0 %	PGR 2.5 %	PGR 3.0 %
8.50 %	$ 23.43	$ 25.28	$ 27.47
9.75 %	$ 18.44	$ 19.65	$ 21.03
11.00 %	$ 14.84	$ 15.68	$ 16.62

Implied Terminal EV / EBITDA

WACC	PGR 2.0 %	PGR 2.5 %	PGR 3.0 %
8.50 %	8.9 x	9.7 x	10.6 x
9.75 %	7.5 x	8.0 x	8.7 x
11.00 %	6.4 x	6.9 x	7.3 x

Source: Management Projections.
Note: Analysis valuation date of 31-Dec-2021.

27

GTS Business Financial Overview INVESTMENT BANKING I ($ in millions) DIVISION ‘WLINCOLN INTERNATIO NAL Revenue $ 1,939 2020A 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E % Growth 17.7% 18.9% 18.0% 14.7% 13.9% 12.9% 11.9% 10.9% Adj. EBITDA $326 2020A 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E % Margin 6.6% 12.9% 13.0% 14.4% 15.2% 15.7% 15.8% 15.9% 16.0% Source. Management Projections; Note. Assumes no allocation of corporate overhead costs.

Disclaimer INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Covetrus (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company. The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. The Confidential Information does not address, nor does Goldman Sachs express any view as to, the potential effects of volatility in the credit, financial and stock markets on the Company, any other party to any transaction or any transaction.